UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2018 (March 26, 2018)

FRONT YARD RESIDENTIAL CORPORATION
(Exact name of Registrant as specified in its charter)

MARYLAND	001-35657	46-0633510
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o Altisource Asset Management Corporation
5100 Tamarind Reef
Christiansted, United States Virgin Islands 00820
(Address of principal executive offices including zip code)

(340) 692-1055
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 26, 2018, William P. Wall informed the Board of Directors (the “Board”) of Front Yard Residential Corporation (the “Company”) that he would be stepping down as a Director of the Company effective March 26, 2018, due to increasing time commitments from his other business obligations.

On March 29, 2018, the Board appointed George W. McDowell as a Director of the Company to fill the vacancy created by Mr. Wall’s departure. Mr. McDowell has been appointed to serve as the Chair of the Audit Committee and a member of the Compensation Committee.

Mr. McDowell brings extensive experience in asset finance and accounting that will provide valuable insights to the Board of Directors. In 2017, Mr. McDowell retired from his role as a Managing Director at Bank of America Merrill Lynch in Charlotte, NC, where he ran the Securitization Finance business for more than 20 years and was responsible for the Subscription Finance business at his retirement. From 1985 to 1998, Mr. McDowell served in several roles at North Carolina National Bank, prior to its merger with Bank of America, and started North Carolina National Bank's asset backed securities business in the late 1980’s and its asset backed commercial paper business in the early 1990’s. Prior to joining North Carolina National Bank, Mr. McDowell was a tax manager with Price Waterhouse and spent two years at Citibank in institutional sales on the trading floor. After undergraduate school and before business school, Mr. McDowell served as an officer in the US Navy. Mr. McDowell received a BBA in Accounting from Wake Forest University and an MBA in finance from the Wharton School of the University of Pennsylvania. He is a member of the American Institute of Certified Public Accountants and the Texas Society of Public Accountancy, serves on the Board of Advisors of the Wake Forest School of Business in Charlotte and the Board of Directors of the Cameron Kravitt Foundation, and previously served six years on each of the Board of Managers of the Dowd YMCA and the Board of Directors of the Duke Mansion and Lynwood Foundation.

There are no arrangements or understandings between Mr. McDowell and any other person pursuant to which Mr. McDowell was selected as a Director of the Company, nor are there any family relationships between Mr. McDowell and any of the Company’s Directors or executive officers. There are no transactions between Mr. McDowell and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

Wade J. Henderson, a current Director, has been appointed as a member of the Nomination/Governance Committee effective with the departure of Mr. Wall.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Front Yard Residential Corporation
March 30, 2018	By:	/s/ Robin N. Lowe
Robin N. Lowe Chief Financial Officer